UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 25, 2016

ALST CASINO HOLDCO, LLC
(Exact name of registrant as specified in its charter)

Delaware	000-54480	45-2487922

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7300 Aliante Parkway, North Las Vegas, NV	89084
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(702) 692-7777

Not applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On April 25, 2016, ALST Casino Holdco, LLC’s (the “Company”) wholly-owned subsidiary, Aliante Gaming, LLC, a Nevada limited liability company (“Aliante Gaming” and with the Company, the “Loan Parties”), as borrower, entered into a Credit Agreement (“Credit Agreement”) with Wells Fargo Bank, National Association (the “Lender”), as administrative agent and lender, providing for a secured revolving loan facility in an aggregate principal amount of $50.0 million (the “Revolving Loan Facility”). The Company guaranteed the Revolving Loan Facility. The Revolving Loan Facility provides for three options to increase the principal amount of the Revolving Loan Facility in an aggregate principal amount of up to $20,000,000. The Revolving Loan Facility will mature on April 24, 2021 (the “Maturity Date”) and interest will accrue at (i) LIBOR or (ii) a base rate, plus a margin based on the Loan Parties’ total leverage ratio. Aliante Gaming borrowed the full $50.0 million under the Revolving Loan Facility on April 25, 2016. The Revolving Loan Facility requires Aliante Gaming to make quarterly interest payments on any base rate loan and make interest payments at the end of any applicable 3 month or 6 month interest period for any LIBOR loan. The Revolving Loan Facility shall be subject to mandatory quarterly reduction in revolving loan commitments commencing June 30, 2017 and at the end of each calendar quarter thereafter. All outstanding principal and interest will be due on the Maturity Date.

The proceeds of the Revolving Loan Facility were principally used to refinance existing indebtedness, as described further above under Item 1.02 and to pay fees, commissions and expenses incurred in connection with the Revolving Loan Facility and other general business purposes of the Company.

The Revolving Loan Facility contains customary events of default and covenants, including a financial covenant that requires the Borrower to (a) maintain a leverage ratio (defined in the Credit Agreement) of at least (i) 4.00:1.00 until June 29, 2017, (ii) 3.75:1.00 from June 30, 2017 to June 29, 2018 (iii) 3.50:1.00 from June 30, 2018 to June29, 2019, (iv) 3.00:1.00 from June 30, 2019 to June 29, 2020 (v) 2.50:1.00 from June 30, 2020 to June 29, 2021, and (vi) 2.00:1.00 from June 30, 2021, (b) have a minimum fixed charge coverage ratio at the end of any fiscal quarter of not less than 1.05:1.00 and (c) a minimum adjusted EBITDA of the Loan Parties at the end of any fiscal quarter of not less than $12.0 million. The Company’s obligations to the Lender are secured by substantially all of the Company’s assets.

The foregoing description of the Revolving Loan Facility is qualified in its entirety by reference to the text of the Credit Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1.

Item 1.02.	Termination of a Material Definitive Agreement

On April 25, 2016, ALST Casino Holdco, LLC and Aliante Gaming, LLC, used approximately $48.5 million of the proceeds of the Revolving Loan Facility (defined in Item 1.01 above) to prepay all indebtedness under the Credit Agreement dated as of November 1, 2011 among the Company and Aliante Gaming, the lenders named therein and Wilmington Trust, National Association, as Administrative Agent.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Reference is made to the information set forth in Item 1.01 of the Current Report on Form 8-K which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1	Credit Agreement between the Aliante Gaming, LLC, as borrower and Wells Fargo Bank, National Association, as Administrative Agent and as a Lender dated April 25, 2016.

10.2	Security Agreement by Aliante Gaming, LLC and ALST Casino Holdco, LLC in favor of Wells Fargo Bank, National Association dated April 25, 2016.

10.3	Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing made by Borrower in favor of First American Title Insurance Company, a California corporation, as trustee, for the benefit of Wells Fargo Bank, National Association dated April 25, 2016.

[Signature Page follows]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALST Casino Holdco, LLC

Date: April 27, 2016	/s/ Robert Schaffhauser
Name: Robert Schaffhauser Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement between the Aliante Gaming, LLC, as borrower and Wells Fargo Bank, National Association, as Administrative Agent and as a Lender dated April 25, 2016.

10.2	Security Agreement by Aliante Gaming, LLC and ALST Casino Holdco, LLC in favor of Wells Fargo Bank, National Association dated April 25, 2016.

10.3

Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing made by Borrower in favor of First American Title Insurance Company, a California corporation, as trustee, for the benefit of Wells Fargo Bank, National Association dated April 25, 2016.